UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 5, 2016

GLOBAL VISION HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54050	27-2553082

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19200 Von Karman, 6th Floor, Irvine, CA		92612

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 281-6438
Registrant’s Fax Number, Including Area Code: (949) 281-3801

_________________________________________

(Former Address, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Entry Into a Material Definitive Agreement.

Global Vision Holdings, Inc. OTCQB: GVHIB, as of today, is a 100 percent free of all toxic convertible debt from Asher Enterprises Inc. The Company made an oversight on taking toxic discount-convertible debt from Asher Enterprises Inc., due to our former CFO’s lack of understanding of toxic debt, which destroyed the Company’s stock price and market capitalization.

The full and final settlement of all claims asserted, or which could have been asserted in the Action, the Global Parties agreed to pay, and Asher agreed to accept, the aggregate sum of One Hundred Thousand Dollars ($100,000.00) (the "Settlement Amount"), which has been paid to Asher Enterprises Inc. through wire transfer on October 10, 2016. Refer to the attachment for additional information regarding all previous outstanding convertible notes.

We, the Company, would like to thank you for your vote of confidence and look forward to informing you of our progression via press releases in the near future. Global Vision Holdings Inc. is excited about its ability to capitalize on current and future prospects now that the weight of the toxic convertible debt has been eliminated.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 - Executive Settlement Agreement dated October 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL VISION HOLDINGS, INC.

Date: October 10, 2016	By:	/s/ Glen W. Carnes
Name: Glen W. Carnes Title: Chief Executive Officer

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